As filed with the Securities and Exchange Commission on January 16, 2004
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

MarketWatch.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3315360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address, including zip code, of registrant's principal executive offices)

MarketWatch.com, Inc. 2004 Stock Incentive Plan
MarketWatch.com, Inc. 2004 Employee Stock Purchase Plan
MarketWatch Media, Inc. 1998 Equity Incentive Plan
MarketWatch Media, Inc. 1998 Directors Stock Option Plan
Pinnacor Inc. 1999 Stock Option Plan
Pinnacor Inc. 2000 Equity Incentive Plan

(Full Title of the Plan)

Joan P. Platt
Chief Financial Officer
MarketWatch.com, Inc.
825 Battery Street
San Francisco Clara, CA 94111
 (Name and Address of Agent For Service)

415/733-0500
 (Telephone Number, Including Area Code,
of Agent For Service)

With a copy to:
Robert S. Townsend, Esq.
Morrison & Foerster llp
425 California Street
San Francisco, CA 94105

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	10,808,176 (1)	$8.99 (2)	$97,165,529.24 (2)	$7,860.69 (2)

(1) This total represents the aggregate number of shares of Common Stock authorized to be issued under the MarketWatch.com, Inc. 2004 Stock Incentive Plan and MarketWatch.com, Inc. 2004 Employee Stock Purchase Plan, as well as shares of Common Stock issuable pursuant to the assumption of MarketWatch Media, Inc. 1998 Equity Incentive Plan, MarketWatch Media, Inc. 1998 Directors Stock Option Plan, Pinnacor Inc. 1999 Stock Option Plan, and Pinnacor Inc. 2000 Equity Incentive Plan (collectively, the "Plans") by the Registrant. This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Common Stock on the Nasdaq National Market on January 13, 2004.

EXPLANATORY NOTE

Upon consummation of the merger (the "Merger") of MarketWatch Media, Inc. (f.k.a. MarketWatch.com, Inc.) ("MarketWatch") and Pinnacor Inc. ("Pinnacor") pursuant to the terms and conditions of a certain Agreement and Plan of Merger, dated July 22, 2003 and as amended on December 15, 2003, by and among MarketWatch, Pinnacor, the Registrant, Maple Merger Sub, Inc. and Pine Merger Sub, Inc. (the "Merger Agreement"), each of MarketWatch and Pinnacor became a wholly owned subsidiary of the Registrant. Pursuant to the terms of the Merger Agreement, the Registrant assumed the obligations of MarketWatch under MarketWatch's 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan (collectively, the "MarketWatch Plans") such that each option to purchase MarketWatch common stock outstanding immediately prior to the effective time of the Merger became an option to acquire the same number of shares of the Registrant's common stock (the "Common Stock"). In addition, pursuant to the terms of the Merger Agreement, the Registrant assumed the obligations of Pinnacor under Pinnacor's 1999 Stock Option Plan and 2000 Equity Incentive Plan (collectively, the "Pinnacor Plans") such that each option to purchase Pinnacor common stock outstanding immediately prior to the effective time of the Merger became an option to acquire a number of shares of the Common Stock equal to the product of 0.2659 multiplied by the number of shares of Pinnacor common stock that would have been obtained before the Merger upon exercise of such option (rounded down to the nearest whole share) at a price per share (rounded up to the nearest whole cent) equal to the per share exercise price specified in each such option divided by 0.2659.

The Registrant also established the 2004 Stock Incentive Plan (the "2004 Plan") and the 2004 Employee Stock Purchase Plan (the "2004 ESPP" and together with the MarketWatch Plans, Pinnacor Plans and 2004 Plan, the "Plans") pursuant to which 4,300,000 shares and 500,000 shares, respectively, of the Common Stock are reserved for issuance thereunder.

This Registration Statement relates to the Common Stock issuable pursuant to the following Plans:

  4,300,000 shares subject to the MarketWatch.com, Inc. 2004 Stock Incentive Plan.
  500,000 shares subject to the MarketWatch.com, Inc. 2004 Employee Stock Purchase Plan.
  3,712,538 shares subject to the MarketWatch Media, Inc. 1998 Equity Incentive Plan.
  49,667 shares subject to the MarketWatch Media, Inc. 1998 Directors Stock Option Plan.
  794,983 shares subject to the Pinnacor Inc. 1999 Stock Option Plan.
  1,450,988 shares subject to the Pinnacor Inc. 2000 Equity Incentive Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "SEC") by the Registrant, MarketWatch (File No. 000-25113) and Pinnacor (File No. 000-30309) pursuant to the Securities Exchange Act of 1934 or as otherwise indicated, are hereby incorporated by reference into this Registration Statement and shall be deemed to be a part hereof:

(a)	MarketWatch's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 31, 2003, which included audited financials for the MarketWatch's latest fiscal year.
(b)	MarketWatch's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003.
(c)	MarketWatch's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003.
(d)	MarketWatch's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003.
(e)	Pinnacor's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 31, 2003, which included audited financials for the Pinnacor's latest fiscal year.
(f)	Pinnacor's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003.
(g)	Pinnacor's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003.
(h)	Pinnacor's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003.
(i)	MarketWatch's Current Report on Form 8-K filed with the SEC on April 23, 2003.
(j)	MarketWatch's Current Report on Form 8-K filed with the SEC on July 23, 2003.
(k)	MarketWatch's Current Report on Form 8-K filed with the SEC on October 22, 2003.
(l)	MarketWatch's Current Report on Form 8-K filed with the SEC on December 15, 2003.
(m)	Pinnacor's Current Report on Form 8-K filed with the SEC on February 3, 2003.
(n)	Pinnacor's Current Report on Form 8-K filed with the SEC on May 5, 2003.
(o)	Pinnacor's Current Report on Form 8-K filed with the SEC on July 24, 2003.
(p)	Pinnacor's Current Report on Form 8-K filed with the SEC on July 29, 2003.
(q)	Pinnacor's Current Report on Form 8-K filed with the SEC on October 23, 2003.
(r)	Pinnacor's Current Report on Form 8-K filed with the SEC on December 15, 2003.
(s)

Description of the Registrant's common stock included in the Registrant's Registration Statement on Form S-4 (File No. 333-108282) filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to MarketWatch.com, Inc., 825 Battery Street, San Francisco, California 94111, Attention Douglas S. Appleton.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide for mandatory indemnification of its directors and executive officers, to the fullest extent permissible under Delaware law.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant. Responsibility for determinations with respect to such indemnification will be made by the Board of Directors.

In addition, the Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits
Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.
23.2	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 16, 2004.

MARKETWATCH.COM, INC.

By: /s/ Joan S. Platt

Joan S. Platt
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence S. Kramer, Joan P. Platt and Douglas S. Appleton, or each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re- substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Lawrence S. Karmer Lawrence S. Kramer	Chief Executive Officer and Chairman (Principal Executive Officer)	January 15, 2004
/s/ Joan P. Platt Joan P. Platt	Chief Financial Officer (Principal Financial and Accounting Officer)	January 15, 2004
/s/ Peter Glusker Peter Glusker	Director	January 16, 2004
Christie Hefner Christie Hefner	Director	January 16, 2004
Andrew Heyward Andrew Heyward	Director	January 16, 2004
/s/ Philip Hoffman Philip Hoffman	Director	January 15, 2004
/s/ Zachary Leonard Zachary Leonard	Director	January 14, 2004
/s/ Robert H. Lessin Robert H. Lessin	Director	January 15, 2004
Douglas W. McCormick Douglas W. McCormick	Director	January 16, 2004
Jeffrey F. Rayport Jeffrey F. Rayport	Director	January 16, 2004

Exhibit Index
Exhibit No.	Description
5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.
23.2	Consent of Deloitte & Touche LLP, independent auditors.
23.3	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).